Exhibit 32

1.       The undersigned are the Chief Executive Officer and the Chief Financial Officer of AmeriVest Properties Inc.  This Certification is made pursuant to 18 U.S.C. § 1350 (§ 906 of the Sarbanes-Oxley Act of 2002).  This Certification accompanies the Form 10-Q of AmeriVest Properties Inc. for the quarter ended September 30, 2004.

2.       We certify that such Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of AmeriVest Properties Inc.

November 5, 2004

By:	/s/ William T. Atkins
William T. Atkins
Chief Executive Officer

By:	/s/ Kathryn L. Hale
Kathryn L. Hale
Chief Financial Officer